POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of United America Indemnity, Ltd. (the “Company”) hereby constitute and appoint Larry A. Frakes, Thomas M. McGeehan and Charles F. Barr, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and re-substitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign a registration statement (the “Registration Statement”) to effect the registration under the Securities Act of 1933, as amended (the “Act”), of common shares, preferred shares, depositary shares, debt securities and other securities of the Company for sale by selling shareholders and any and all amendments (including post-effective amendments) to such Registration Statement and any registration statement relating to the offering covered by such registration statement and filed pursuant to Rule 462(b) under the Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Position	Date

/s/ Larry A. Frakes	Chief Executive Officer, President and Director	February 10, 2009
Larry A. Frakes

/s/ Thomas M. McGeehan	Interim Chief Financial Officer	February 10, 2009
Thomas M. McGeehan

/s/ Saul A. Fox	Director	February 10, 2009
Saul A. Fox

/s/ Stephen A. Cozen	Director	February 10, 2009
Stephen A. Cozen

/s/ Robert S. Fleischer	Director	February 10, 2009
Robert S. Fleischer

/s/ Seth J. Gersch	Director	February 10, 2009
Seth J. Gersch

/s/ James R. Kroner	Director	February 10, 2009
James R. Kroner

/s/ Chad A. Leat	Director	February 10, 2009
Chad A. Leat

/s/ Michael J. Marchio	Director	February 10, 2009
Michael J. Marchio